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                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              PRI AUTOMATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


MASSACHUSETTS                                                        04-2495703
(STATE OR OTHERJURISDICTION OF                                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


805 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS                     01821-3986
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

                         PROMIS SYSTEMS CORPORATION LTD.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                              --------------------

                                MITCHELL G. TYSON
                      President and Chief Executive Officer
                              PRI Automation, Inc.
                             805 Middlesex Turnpike
                       Billerica, Massachusetts 01821-3986
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (978) 670-4270
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                 WITH COPIES TO:
                           Robert L. Birnbaum, Esquire
                            William R. Kolb, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ----------------------  ------------------------ ----------------------  ---------------------
        Title of                                          Proposed                Proposed
       securities                 Amount                   maximum                 maximum               Amount of
          to be                    to be               offering price             aggregate            registration
       registered               registered                per share            offering price               fee
      Common Stock,
     $0.01 par value        270,841 shares (1)           $16.7581(2)            $4,538,792.00             $1,262.00
------------------------- ----------------------  ------------------------ ----------------------  ---------------------

         (1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the Promis Systems Corporation Ltd. ("Promis") Amended and Restated Stock Option Plan dated September 30, 1998 (the "Plan"). The registrant has assumed the obligation to issue shares of Common Stock upon exercise of the stock options issued under the Plan that were exchanged in connection with the combination of the businesses of the registrant and Promis.
         (2) Calculated pursuant to Rule 457(h)(1) based on the weighted average exercise price per share of the options outstanding under the Plan.

--------------------------------------------------------------------------------

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

         (a) PRI's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (file number 000-24934), as filed with the Commission on December 22, 1998, as amended by PRI's Form 10-K/A, as filed with the Commission on February 26, 1999;

         (b) PRI's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998;

         (c)  PRI's Current Report on Form 8-K dated November 25, 1998;

         (d)  PRI's Current Report on Form 8-K dated December 10, 1998;

         (e)  PRI's Current Report on Form 8-K dated January 14, 1999;

         (f)  PRI's Current Report on Form 8-K dated January 29, 1999;

         (g) PRI's definitive Proxy Statement used in connection with its 1999 Annual Meeting of Stockholders, as filed with the Commission on January 27, 1999;

         (h)  PRI's Current Report on Form 8-K dated January 28, 1999;and

         (i) the description of PRI's common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed with the Commission on October 12, 1994 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by PRI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for PRI by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


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         Article 6C of PRI's Restated Articles of Organization provides that PRI
(with certain exceptions) will indemnify and hold harmless to the fullest extent authorized by the Massachusetts Business Corporation Law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a director of PRI, (b) an officer of PRI elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of PRI as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or other agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as "Indemnitees") against all expense, liability, and loss reasonably incurred by any such Indemnitee in connection therewith. PRI may also, to the extent authorized by the Board of Directors, grant rights to indemnification, and to an advancement of expenses, to any employee or agent of PRI. Notwithstanding the foregoing, if Massachusetts Business Corporation Law requires, an advancement of expenses incurred by an Indemnitee will be made only upon delivery to PRI of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses.

         The rights under Article 6C may not be amended or terminated so as to adversely affect an individual's rights with respect to the period prior to such amendment without the consent of the person entitled to the indemnification (unless otherwise required by the Massachusetts Business Corporation Law).

         Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants of such employee benefit plan.

         The effect of these provisions would be to authorize such indemnification by PRI for liabilities arising out of the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        4.4 Promis Systems Corporation Ltd. Amended and Restated Stock Option Plan dated as of September 30, 1998
        5.1    Opinion of Foley, Hoag & Eliot LLP
       23.1    Consent of PricewaterhouseCoopers LLP
       23.2    Consent of Ernst & Young LLP
       23.3    Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

       24.1    Power of Attorney (contained on the signature page)

ITEM 9.  UNDERTAKINGS.

         1.    The undersigned registrant hereby undertakes:

               (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Massachusetts, on this 8th day of March, 1999.

                                    PRI AUTOMATION, INC.


                                    By:/s/ MITCHELL G. TYSON
                                       -----------------------------------------
                                       Mitchell G. Tyson
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mordechai Wiesler, Mitchell G. Tyson and Stephen D. Allison, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



              SIGNATURE                                             TITLE                               DATE
        /s/ Mordechai Wiesler                 Chairman of the Board, Treasurer and                  March 8, 1999
-------------------------------------         Director
          Mordechai Wiesler

        /s/ Mitchell G. Tyson                 Chief Executive Officer, President and                March 8, 1999
-------------------------------------         Director (PRINCIPAL EXECUTIVE OFFICER)
          Mitchell G. Tyson

       /s/ Stephen D. Allison                 Vice President and Chief Financial                    March 8, 1999
-------------------------------------         Officer (PRINCIPAL FINANCIAL AND
          Stephen D. Allison                  ACCOUNTING OFFICER)


     /s/ Alexander V. d'Arbeloff              Director                                              March 8, 1999
-------------------------------------
       Alexander V. d'Arbeloff

      /s/ Boruch B. Frusztajer                Director                                              March 8, 1999
-------------------------------------
         Boruch B. Frusztajer

          /s/ Amram Rasiel                    Director                                              March 8, 1999
-------------------------------------
            Amram Rasiel

       /s/ Kenneth M. Thompson                Director                                              March 8, 1999
-------------------------------------
         Kenneth M. Thompson
